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Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated September 26, 1997, on the statements of revenues and certain expenses of the WCB Portfolio for the year ended December 31, 1996 in the following documents filed by Spieker Properties, L.P. with the Securities and Exchange Commission: (i) this current report on Form 8-K/A and (ii) Registration Statements No. 333-18483 and 333-35997.





San Francisco, California                            ARTHUR ANDERSEN LLP
October 8, 1997